Exhibit 99.1

                                                   CONTACT:  Eli Sayegh
                                      Director of Investor Relations of
                                               Bell Microproducts, Inc.
                                                       408-451-1685, or
                                                       ir@bellmicro.com


Bell Microproducts Announces $180 Million Subordinated Debt Financing With the Retirement Systems of Alabama

SAN JOSE, Calif., July 6/PRNewswire/ -- Bell Microproducts, Inc. (Nasdaq: BELM, news, msgs), a leading value-added supplier of storage, semiconductor and computer products and services, today announced the completion of a $180 million Subordinated Debt Financing with the Retirement System of Alabama (RSA).

The RSA financing consists of a 10-year, long-term, $100 million note, and a 1-year, short-term, $80 million note. The financing is subordinated to the Company's bank debt. In conjunction with the RSA financing, the RSA obtained a warrant to purchase 500,000 shares of Bell Microproducts' common stock.

The purpose of the $180 million Subordinated Financing is to reposition Bell Microproducts' domestic and international commercial banking and debt structure. The Company also plans to use the funds for working capital purposes, to fund future acquisitions, to reduce bank debt and to open a Corporate Technology Center in Montgomery, Alabama.

"Bell Microproducts' revenues have grown at a compound annual rate of over 35% for the past five years. The company has emerged as a leading force in the storage products market. Revenues grew 84% to over $1 billion in 1999, and including the pending acquisition of UK-based Ideal Hardware, are expected to approach $2 billion in 2000." stated Donald Bell, president and CEO of Bell Microproducts. "The strong growth of the Internet and related computer products has created increased demand for our storage and semiconductor products. With our geographic expansion throughout the Americas and in Europe, and with our strategic thrust into storage systems, we believe Bell Microproducts is positioned for continued advancement in the industry. With the RSA financing, we will be able to capitalize on the exciting growth opportunities ahead. We are pleased with the establishment of the new relationship with RSA and we are proud of RSA's confidence in our Company."

         About The Retirement Systems of Alabama

The Retirement Systems of Alabama (RSA) is a pension fund with average assets of $26 billion. The mission of RSA is to serve the interests of its members by preserving the benefits and soundness of the Systems at the least expense to the state of Alabama and all Alabama taxpayers.


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         About Bell Microproducts

Bell Microproducts is a value added provider of a wide range of high technology products, solutions, and services to the industrial and commercial marketplace. The company's offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world's largest storage-centric value-added distributors.

The Company's products are available at any level of integration from components, to subsystem assemblies, to fully integrated, tested and certified system solutions. The Company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts' ISO 9002 facilities. Bell Microproducts markets and distributes more than 100 brand name product lines, as well as its own BellStor storage and Trademark(R) computer brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (EMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement. This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, ability to complete the acquisition of Ideal Hardware, ability to successfully integrate the operations of Ideal and other recently acquired businesses and the other risks and information described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Current Reports on form 8-K regarding this and other transactions). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

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